Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-58407 and No. 333-61490) pertaining to the Retirement Savings Plan of ADC Telecommunications, Inc. of our report dated June 25, 2009, with respect to the financial statements and schedule of the ADC Retirement Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2008.
/s/ Ernst & Young LLP
Minneapolis, Minnesota
June 25, 2009